EXHIBIT 99.1

S&W Announces Closing of Rights Offering

S&W Raises $12.25 Million from Existing Shareholders

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - December 22, 2017 - S&W Seed Company (Nasdaq: SANW) announced today the closing of its previously announced rights offering. At the closing, S&W Seed sold and issued an aggregate of 2,594,923 shares of its common stock at the subscription price of $3.50 per share, pursuant to the exercise of subscriptions and oversubscriptions in the rights offering from its existing stockholders. Pursuant to the backstop commitment with MFP Partners, L.P., S&W Seed sold and issued an additional 905,077 shares of its common stock to MFP at the subscription price of $3.50 per share. Combined, S&W Seed sold and issued an aggregate of 3,500,000 shares of its common stock for aggregate gross proceeds of $12.25 million.

The rights offering was made pursuant to a Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission and became effective on November 22, 2017. S&W Seed engaged Transfer Online, Inc. to act as information agent with respect to the rights offering. For questions regarding the rights offering, or to obtain copies of the rights offering prospectus and any related materials, please contact Transfer Online, Inc. at 512 SE Salmon Street, Portland, OR 97214 or by telephone at (503) 227-2950.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada. S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements regarding the advancement of our strategic plans. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected. These and other risks are identified in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and in our other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.